                                                                   EXHIBIT 99.1

[CENTERPOINT ENERGY INC. LOGO APPEARS HERE]

                                                   For more information contact
                                                   Media:
                                                   Leticia Lowe
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                                                   Investors:
                                                   Marianne Paulsen
                                                   Phone    713.207.6500


FOR IMMEDIATE RELEASE                                               Page 1 of 7
-------------------------------------------------------------------------------

                 CENTERPOINT ENERGY REPORTS FOURTH QUARTER AND
                            FULL YEAR 2004 EARNINGS

           HOUSTON, TX - MARCH 8, 2005 - CenterPoint Energy, Inc. (NYSE: CNP) today reported net income of $100 million, or $0.29 per diluted share, for the fourth quarter of 2004 compared to $70 million, or $0.21 per diluted share for the same period of 2003.

         Net income for the fourth quarter of 2004 included an extraordinary loss of $84 million, or $0.23 per diluted share, which reflects a further write-down of generation-related regulatory assets resulting from the company's assessment of the amounts ultimately recoverable as a result of proceedings before the Texas Public Utility Commission (PUC). In addition, the fourth quarter of 2004 includes $21 million, or $0.06 per diluted share, of income from discontinued operations. The fourth quarter of 2003 included $23 million, or $0.07 per diluted share, of income from discontinued operations.

         Income from continuing operations before extraordinary loss for the fourth quarter of 2004 was $163 million, or $0.46 per diluted share, compared to $47 million, or $0.14 per diluted share, for the fourth quarter of 2003. The fourth quarter of 2004 included income of $226 million pre-tax, or $147 million after-tax ($0.41 per diluted share) related to interest on certain generation-related regulatory assets for the period 2002 through 2004 in accordance with a recent PUC order. The fourth quarter of 2003 included income of $206 million pre-tax, or $134 million after-tax ($0.37 per diluted share) related to Excess Cost Over Market (ECOM) revenues. ECOM ended on December 31, 2003, in accordance with the Texas electric restructuring law.

          For the year ended December 31, 2004, the company recorded a net loss of $905 million, or $2.48 per diluted share, which included a $977 million extraordinary loss ($2.72 per diluted share) from the write-down of generation-related regulatory assets and a $133 million net loss from discontinued operations ($0.37 per diluted share). Net income for the year ended December 31, 2003, was $484 million, or $1.46 per diluted share, which included $75 million, or $0.22 per diluted share, of income from discontinued operations.

          Income from continuing operations before extraordinary loss for the year ended December 31, 2004, was $206 million, or $0.61 per diluted share, compared to $409 million, or $1.24 per diluted share, for 2003. Income from continuing operations for 2004 included income of $226 million pre-tax, or $147 million after-tax ($0.41 per diluted share) related to interest on certain generation-related regulatory assets for the period 2002 through 2004. Income from continuing operations for 2003 included ECOM-related income of $661 million pre-tax, or $429 million after-tax ($1.27 per diluted share).

                                    - more -

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                                                   Investors:
                                                   Marianne Paulsen
                                                   Phone    713.207.6500


FOR IMMEDIATE RELEASE                                               Page 2 of 7
-------------------------------------------------------------------------------

          "Although we were very disappointed with the amount of our generation-related assets that the PUC authorized us to recover, I am very pleased with our overall progress and accomplishments in 2004," said David M. McClanahan, president and chief executive officer of CenterPoint Energy. "2004 was a year of significant milestones for our company. We sold our power generation business for over $2.9 billion and significantly reduced our indebtedness, an important strategic objective for our company. We completed a contentious regulatory proceeding and are moving ahead with the appeal process. Each of our core energy delivery businesses performed exceptionally well, achieving excellent financial results while continuing to make operational improvements to better serve our customers.

          "With these major events coming to a close, our attention this year will be to continue to reduce the company's indebtedness and enhance the business performance of our core operations and to look for opportunities to accelerate our growth in a disciplined manner," continued McClanahan.

FULL YEAR AND FOURTH QUARTER 2004 HIGHLIGHTS

SALE OF GENERATION ASSETS

         In July 2004, the company announced a transaction in which Texas Genco LLC (formerly known as GC Power Acquisition LLC), an entity owned in equal parts by affiliates of The Blackstone Group, Hellman & Friedman LLC, Kohlberg Kravis Roberts & Co. L.P. and Texas Pacific Group, agreed to acquire the company's generation assets. In December, the first step of the transaction, the sale of the fossil assets, was completed, with CenterPoint Energy receiving $2.231 billion in cash.

          In the final step of the transaction, expected to take place in the first half of 2005 following Nuclear Regulatory Commission approval, Texas Genco LLC will acquire the company's nuclear generating assets. At that closing, CenterPoint Energy will receive a cash payment of $700 million.

TRUE-UP PROCEEDING

         In March 2004, the company filed its true-up application with the PUC to recover its stranded costs and other generation-related assets, marking one of the final steps in the implementation of the Texas electric restructuring law. In its application, the company was seeking to recover a true-up balance of $3.7 billion, excluding interest. In December 2004, the PUC issued a final order authorizing recovery of $2.3 billion, including interest through


                                    - more -

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                                                   Investors:
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FOR IMMEDIATE RELEASE                                               Page 3 of 7
-------------------------------------------------------------------------------

August 31, 2004, subject to upward adjustments to reflect the accrual of interest and payments of Excess Mitigation Credits after August 31, 2004 and a downward adjustment to reflect the benefit of certain deferred taxes as determined by the PUC. The company had recorded an $894 million extraordinary loss in the third quarter of 2004 based on deliberations by the PUC commissioners during six public meetings. This estimated loss was adjusted in the fourth quarter of 2004 by an additional $84 million based on the company's assessment of the amounts ultimately recoverable. The company and other parties appealed certain rulings in the final order to the Texas state courts.

         On December 2, 2004, the company filed for a financing order to issue transition bonds to securitize all or a part of its authorized true-up balance. On March 9, the PUC is expected to issue its order allowing the company to securitize approximately $1.8 billion and requiring that the benefit of deferred taxes be reflected as a reduction in the Competition Transition Charge
(CTC). Depending on market conditions and the impact of possible appeals of the financing order, the company anticipates completing a transition bond offering later this year.

         In addition, the company filed an application with the PUC for a CTC to recover the portion of its adjusted true-up balance that it is not allowed to securitize. Under the PUC's rules, the CTC is expected to provide the company a return on the non-securitized true-up balance. Hearings in this proceeding are scheduled for April 2005.

OTHER FINANCIAL HIGHLIGHTS

o Reduced debt by nearly $2 billion in 2004

   o Repaid the term component ($915 million) of the company's $2.34 billion credit facility
   o Permanently reduced the $1.425 billion revolver component of the company's $2.34 billion credit facility to $750 million
   o   Redeemed $375 million of trust preferred securities

o Restructured the company's credit facilities in the first quarter of 2005 to reduce interest costs, extend maturities and improve terms

   o Replaced the $750 million parent company revolving credit facility with a $1 billion, five-year revolving credit facility, with an interest rate of LIBOR + 100 basis points
   o Established a $200 million, five-year revolving credit facility at CenterPoint Energy Houston Electric (CEHE), the company's electric transmission and distribution subsidiary, with an interest rate of LIBOR + 75 basis points
   o Established a $1.31 billion secured revolving credit backstop facility at CEHE, with an interest rate of LIBOR + 75 basis points, to be used only if necessary to repay the $1.31 billion term loan at CEHE, due in November 2005, if sufficient transition bonds have not been issued by that date

                                    - more -

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                                                   Media:
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                                                   Investors:
                                                   Marianne Paulsen
                                                   Phone    713.207.6500


FOR IMMEDIATE RELEASE                                               Page 4 of 7
-------------------------------------------------------------------------------

o Contributed $476 million to the pension plan, which effectively

   o Brought plan assets and accumulated benefit obligation into balance

   o Added $350 million to shareholders' equity by adjusting minimum pension liability

   o Is expected to save approximately $40 million in pension expense in 2005

OPERATING INCOME BY SEGMENT DETAILED

ELECTRIC TRANSMISSION & DISTRIBUTION

         The electric transmission & distribution segment generated operating income of $104 million in the fourth quarter of 2004, consisting of $95 million for the regulated electric transmission & distribution utility (TDU) and $9 million for the transition bond company, which is an amount sufficient to pay interest on the transition bonds. Results for the fourth quarter of 2004 do not include any revenues related to ECOM which terminated as of December 31, 2003, in accordance with the Texas electric restructuring law. Operating income for the fourth quarter of 2003 totaled $197 million, consisting of $69 million for the TDU, $9 million for the transition bond company and $206 million of non-cash income associated with ECOM, partially offset by an $87 million reserve related to the final fuel reconciliation of the formerly integrated utility.

         The TDU's revenues continued to benefit from solid customer growth with nearly 47,000 metered customers added since December 31, 2003. Weather also positively impacted revenue in the fourth quarter of 2004. Excluding the $87 million fuel reserve recorded in the prior year's fourth quarter, operation and maintenance expenses were essentially the same as the prior year's fourth quarter.

          Operating income for the year ended December 31, 2004 was $494 million, consisting of $441 million for the TDU, $38 million for the transition bond company, and a $15 million partial reversal of the fuel reserve. Operating income for 2003 totaled $1.0 billion, consisting of $408 million for the TDU, $38 million for the transition bond company and $661 million of non-cash income associated with ECOM, partially offset by the $87 million fuel reserve noted above.

         In 2004, the TDU benefited from continued customer growth, lower employee-related costs and the proceeds from a land sale, partially offset by milder weather and decreased usage, and higher transmission costs.

NATURAL GAS DISTRIBUTION

         The natural gas distribution segment reported operating income of $85 million for the fourth quarter of 2004, compared to $56 million for the same period of 2003. Revenue increases from the impact of rate increases and favorable weather and a higher contribution from the company's competitive commercial and industrial sales business were partially offset by higher operating expenses in the fourth quarter of 2004. The fourth quarter of 2003 included the negative impact of a change in the estimate of margins earned on unbilled revenues.

                                    - more -

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                                                   Phone    713.207.6500


FOR IMMEDIATE RELEASE                                               Page 5 of 7
-------------------------------------------------------------------------------

         Operating income for the year ended December 31, 2004 was $222 million compared to $202 million for 2003. Rate increases and customer growth of over 45,000 since December of 2003 contributed to the increase in revenues, while weather impacted the year negatively. Higher operating expenses, partially due to organizational restructuring costs and higher depreciation and property taxes, somewhat offset the revenue increase.

PIPELINES AND GATHERING

         The pipelines and gathering segment reported operating income of $57 million for the fourth quarter of 2004 compared to $34 million for the same period of 2003. The improvement in operating income for the quarter resulted primarily from increased throughput, favorable commodity prices and increased ancillary services, partially offset by higher litigation costs.

         Operating income for the year ended December 31, 2004, was $180 million compared to $158 million for 2003. The improvement in operating income for the year resulted primarily from the same items cited for the quarter, partially offset by higher litigation costs and pipeline integrity expenditures.

OTHER OPERATIONS

         The company's other operations reported an operating loss of $15 million for the fourth quarter of 2004 compared to a loss of $9 million for the same period of 2003.

         The operating loss for the year ended December 31, 2004, was $32 million compared to a loss of $25 million for 2003.

OTHER

         Interest expense incurred for the fourth quarter of 2004 was $228 million compared to $230 million for the same period of 2003. In accordance with Emerging Issues Task Force Issue No. 87-24, "Allocation of Interest to Discontinued Operations", the company reclassified interest to discontinued operations of Texas Genco according to the terms for debt repayment in the respective credit facilities in effect for each period. After reflecting the reclassification of interest expense to discontinued operations and interest incurred by discontinued operations of $34 million for the fourth quarter of 2004 and $20 million for the same period of 2003, interest expense related to continuing operations was $194 million in 2004 and $210 million in 2003.

         Interest expense incurred for the year ended December 31, 2004, was $849 million compared to $942 million for the same period of 2003. After reflecting the reclassification of interest expense to discontinued operations and interest incurred by discontinued operations of $72 million for the year ended December 31, 2004, and $201 million for the same period of 2003, interest expense related to continuing operations was $777 million for 2004 and $741 million for the same period of 2003.

                                    - more -

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                                                   Investors:
                                                   Marianne Paulsen
                                                   Phone    713.207.6500


FOR IMMEDIATE RELEASE                                               Page 6 of 7
-------------------------------------------------------------------------------

         The company adopted EITF Issue No. 04-8, "Accounting Issues Related to Certain Features of Contingently Convertible Debt and the Effect on Diluted Earnings Per Share" (EITF 04-8) effective December 31, 2004. EITF 04-8 requires certain contingently convertible debt instruments with a market price trigger to be treated the same as traditional convertible debt instruments for earnings per share (EPS) purposes. The contingently convertible debt instruments are taken into consideration in the calculation of diluted EPS using the "if-converted" method. The impact on the company's diluted EPS from continuing operations for the years ended December 31, 2003, and 2004 related to its $575 million contingently convertible notes was a decrease of $0.10 per share and $0.05 per share, respectively. The company is considering alternatives for decreasing this dilutive effect, including an exchange offer.

DISCONTINUED OPERATIONS

         Due to the sale of the company's generation assets, the electric generation segment was reclassified as discontinued operations in the third quarter of 2004. As a result of the sale, the company recorded a $214 million loss in 2004 and an additional after-tax loss of $152 million offsetting the company's 81 percent interest in the 2004 earnings of this segment. Until the sale is complete, the company's interest in any earnings will be offset by an increased loss on the pending sale. Income from the generation operations presented in discontinued operations was $233 million for 2004 and $91 million for 2003. These operations are presented as discontinued operations in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", for all periods presented.

WEBCAST OF EARNINGS CONFERENCE CALL

         CenterPoint Energy's management will host an earnings conference call on Tuesday, March 8, 2005, at 9:00 a.m. Central time. Interested parties may listen to a live, audio broadcast of the conference call at www.CenterPointEnergy.com/investors/events. A replay of the call can be accessed approximately two hours after the completion of the call, and will be archived on the web site for at least one year.

         CenterPoint Energy, Inc., headquartered in Houston, Texas, is a domestic energy delivery company that includes electric transmission & distribution, natural gas distribution and sales, interstate pipeline and gathering operations, and an electric generation business that the company is under a contract to sell. The company serves nearly five million metered customers primarily in Arkansas, Louisiana, Minnesota, Mississippi, Oklahoma, and Texas. Assets total approximately $17 billion after giving effect to the first step in the sale of the company's generation assets. With more than 9,000 employees, CenterPoint Energy and its predecessor companies have been in business for more than 130 years. For more information, visit the Web site at www.CenterPointEnergy.com.

                                     *****

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                                                   For more information contact
                                                   Media:
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                                                   Phone    713.207.7702
                                                   Investors:
                                                   Marianne Paulsen
                                                   Phone    713.207.6500


FOR IMMEDIATE RELEASE                                               Page 7 of 7
-------------------------------------------------------------------------------

         This news release includes forward-looking statements. Actual events and results may differ materially from those projected. The statements in this news release regarding future financial performance and results of operations and other statements that are not historical facts are forward-looking statements. Factors that could affect actual results include the timing and outcome of the true-up proceeding and any legal proceedings related thereto, the timing and impact of future regulatory and legislative decisions, successful consummation and timing of the sale of generation operations, effects of competition, weather variations, changes in CenterPoint Energy's or its subsidiaries' business plans, financial market conditions, the timing and extent of changes in commodity prices, particularly natural gas, the impact of unplanned facility outages and other factors discussed in CenterPoint Energy's and its subsidiaries' Form 10-K's for the period ended December 31, 2003, Form 10-Q's for the periods ended March 31, 2004, June 30, 2004 and September 30, 2004, and other filings with the Securities and Exchange Commission.

                                    - ### -

                 CenterPoint Energy, Inc. and Subsidiaries
                     Statements of Consolidated Operations
                             (Thousands of Dollars)
                                  (Unaudited)

                                                 Quarter Ended December 31,          Twelve Months Ended December 31,
                                                 --------------------------         ---------------------------------
                                                   2004            2003                  2004                 2003
                                                 ----------     ----------          -----------           -----------
Revenues:
Electric Transmission & Distribution             $  371,822     $  541,624          $ 1,521,105           $ 2,124,237
Natural Gas Distribution                          2,159,328      1,522,584            6,684,193             5,435,303
Pipelines and Gathering                             127,138         87,043              450,808               406,950
Other Operations                                       (673)         1,507                7,699                27,374
Eliminations                                        (40,066)       (35,669)            (153,377)             (204,183)
                                                 ----------     ----------          -----------           -----------
Total                                             2,617,549      2,117,089            8,510,428             7,789,681
                                                 ----------     ----------          -----------           -----------
Expenses:
Natural gas                                       1,823,772      1,224,262            5,524,451             4,297,914
Operation and maintenance                           348,336        423,997            1,276,892             1,334,271
Depreciation and amortization                       127,822        115,024              489,642               465,571
Taxes other than income taxes                        86,333         75,623              355,648               336,512
                                                 ----------     ----------          -----------           -----------
Total                                             2,386,263      1,838,906            7,646,633             6,434,268
                                                 ----------     ----------          -----------           -----------
Operating Income                                    231,286        278,183              863,795             1,355,413
                                                 ----------     ----------          -----------           -----------

Other Income (Expense) :
Gain on Time Warner investment                       71,625         62,323               31,592               105,820
Loss on indexed debt securities                     (63,472)       (57,963)             (20,232)              (96,473)
Interest and other finance charges                 (184,675)      (200,784)            (739,333)             (701,891)
Interest on transition bonds                         (9,251)        (9,701)             (37,967)              (39,196)
Return on true-up balance                           226,324              -              226,324                     -
Other - net                                           4,599        (21,684)              19,842                (9,838)
                                                 ----------     ----------          -----------           -----------
Total                                                45,150       (227,809)            (519,774)             (741,578)
                                                 ----------     ----------          -----------           -----------

Income from Continuing Operations Before
  Income Taxes and Extraordinary Loss               276,436         50,374              344,021               613,835

Income Tax Expense                                 (113,525)        (3,365)            (138,306)             (205,064)
                                                 ----------     ----------          -----------           -----------

Income from Continuing Operations Before
  Extraordinary Loss                                162,911         47,009              205,715               408,771
                                                 ----------     ----------          -----------           -----------

Discontinued Operations:
Income from Texas Genco, net of tax                  53,338         34,078              294,027               138,658
Minority Interest related to Texas Genco,
  net of tax                                        (12,687)        (8,847)             (61,394)              (47,646)
Loss on Disposal of Texas Genco, net of tax         (19,589)             -             (365,716)                    -
Loss from Other Operations, net of tax                    -           (597)                   -                (2,674)
Loss on Disposal of Other Operations, net of tax          -         (1,356)                   -               (13,442)
                                                 ----------     ----------          -----------           -----------
Total                                                21,062         23,278             (133,083)               74,896
                                                 ----------     ----------          -----------           -----------

Income Before Extraordinary Loss                    183,973         70,287               72,632               483,667
                                                 ----------     ----------          -----------           -----------

Extraordinary Loss, net of tax                      (83,718)             -             (977,336)                    -
                                                 ----------     ----------          -----------           -----------
Net Income (Loss)                                $  100,255     $   70,287          $  (904,704)          $   483,667
                                                 ==========     ==========          ===========           ===========

    Reference is made to the Notes to the Consolidated Financial Statements contained in the Current Report on Form 8-K of CenterPoint Energy, Inc.
                            dated December 7, 2004.

                   CenterPoint Energy, Inc. and Subsidiaries
           Selected Data From Statements of Consolidated Operations
               (Thousands of Dollars, Except Per Share Amounts)
                                  (Unaudited)

                                                                Quarter Ended                          Twelve Months Ended
                                                                 December 31,                              December 31,
                                                        ---------------------------               ---------------------------
                                                           2004              2003                    2004              2003
                                                        ---------          --------               ---------        ----------
Basic Earnings Per Common Share:
Income from Continuing Operations                       $    0.53          $   0.15               $    0.67        $     1.35
Income (Loss) from Discontinued Operations                   0.07              0.08                   (0.43)             0.24
Extraordinary Loss, net of tax                              (0.27)                -                   (3.18)                -
                                                         --------          --------               ---------        ----------
Net Income (Loss)                                       $    0.33          $   0.23               $   (2.94)       $     1.59
                                                         ========          ========               =========        ==========
Diluted Earnings Per Common Share:
Income from Continuing Operations                       $    0.46          $   0.14               $    0.61        $     1.24
Income (Loss) from Discontinued Operations                   0.06              0.07                   (0.37)             0.22
Extraordinary Loss, net of tax                              (0.23)                -                   (2.72)                -
                                                         --------          --------               ---------        ----------
Net Income (Loss)                                       $    0.29          $   0.21               $   (2.48)       $     1.46
                                                         ========          ========               =========        ==========
Dividends Declared per Common Share                     $    0.10          $   0.10               $    0.40        $     0.40

  Weighted Average Common Shares Outstanding (000):
  - Basic                                                 307,876           305,666                 307,185           303,867
  - Diluted                                               360,205           358,004                 359,506           336,965

OPERATING INCOME (LOSS) BY SEGMENT

Electric Transmission & Distribution:
Transmission & Distribution Operations                 $  94,506           $ 68,795               $ 441,005        $  407,696
Transition Bond Company                                    9,192              9,682                  37,697            38,934
ECOM True-up                                                   -            205,691                       -           660,474
Final Fuel Reconciliation                                      -            (86,918)                 15,136           (86,918)
                                                         --------          --------               ---------        ----------
Total Electric Transmission & Distribution               103,698            197,250                 493,838         1,020,186
                                                         --------          --------               ---------        ----------
Natural Gas Distribution                                  84,825             56,461                 222,252           202,250
Pipelines and Gathering                                   57,363             34,189                 179,847           158,386
Other Operations                                         (14,600)            (9,717)                (32,142)          (25,409)
                                                         --------          --------               ---------        ----------

Total                                                  $ 231,286          $ 278,183               $ 863,795        $1,355,413
                                                         ========          ========               =========        ==========



    Reference is made to the Notes to the Consolidated Financial Statements contained in the Current Report on Form 8-K of CenterPoint Energy, Inc.
                            dated December 7, 2004.

             CenterPoint Energy, Inc. and Subsidiaries
                 Results of Operations by Segment
                       (Millions of Dollars)
                            (Unaudited)


                                                          ELECTRIC TRANSMISSION & DISTRIBUTION
                                           ----------------------------------------------------------------
                                              Quarter Ended                            Twelve Months Ended
                                               December 31,                               December 31,
                                           ------------------       % Diff             -------------------       % Diff
                                           2004          2003     Fav/(Unfav)          2004           2003     Fav/(Unfav)
                                           ------------------     -----------          -------------------     -----------
RESULTS OF OPERATIONS:
Revenues:
Electric revenues                          $ 351         $ 321           9%          $ 1,446        $ 1,400            3%
ECOM revenues                                  -           206            -                -            661             -
Transition bond revenues                      21            15          40%               75             63           19%
                                           -----         -----                       -------        -------
Total Revenues                               372           542         (31%)           1,521          2,124          (28%)
                                           -----         -----                       -------        -------
Expenses:
Operation and maintenance                    149           238          37%              539            635           15%
Depreciation and amortization                 62            62           -               248            246           (1%)
Taxes other than income taxes                 45            39         (15%)             203            198           (3%)
Transition bond expenses                      12             6        (100%)              37             25          (48%)
                                           -----         -----                       -------        -------
Total                                        268           345          22%            1,027          1,104            7%
                                           -----         -----                       -------        -------
Operating Income                           $ 104         $ 197         (47%)         $   494        $ 1,020          (52%)
                                           =====         =====                       =======        =======


                                              Quarter Ended                            Twelve Months Ended
                                               December 31,                               December 31,
                                       -----------------------     % Diff         -------------------------       % Diff
                                           2004          2003     Fav/(Unfav)       2004           2003         Fav/(Unfav)
                                       -----------------------    -----------     -------------------------     -----------
ELECTRIC TRANSMISSION & DISTRIBUTION
OPERATING DATA:
ACTUAL MWH DELIVERED
Residential                            5,033,574     4,504,187          12%       23,747,996     23,686,937            -
Total                                 16,997,828    16,044,510           6%       73,631,547     70,814,528            4%


WEATHER (AVERAGE FOR SERVICE AREA):
Percentage of normal:
Cooling degree days                          146%          109%         37%              107%           103%           4%
Heating degree days                           75%           86%        (11%)              82%           101%         (19%)


AVERAGE NUMBER OF METERED CUSTOMERS:
Residential                            1,656,281     1,612,781           3%        1,639,488      1,594,177            3%
Commercial and Industrial                225,480       220,710           2%          223,365        220,965            1%
                                       ---------     ---------                     ---------      ---------
Total                                  1,881,761     1,833,491           3%        1,862,853      1,815,142            3%
                                       =========     =========                     =========      =========

    Reference is made to the Notes to the Consolidated Financial Statements contained in the Current Report on Form 8-K of CenterPoint Energy, Inc.
                            dated December 7, 2004.

             CenterPoint Energy, Inc. and Subsidiaries
                 Results of Operations by Segment
                       (Millions of Dollars)
                            (Unaudited)

                                                              NATURAL GAS DISTRIBUTION
                                       --------------------------------------------------------------------
                                              Quarter Ended                            Twelve Months Ended
                                               December 31,                               December 31,
                                       -----------------------       % Diff             -------------------       % Diff
                                        2004            2003       Fav/(Unfav)          2004           2003     Fav/(Unfav)
                                       -----------------------     -----------          -------------------     -----------
RESULTS OF OPERATIONS:
Revenues                               $   2,159     $   1,522          42%        $   6,684      $   5,435           23%
                                       ---------     ---------                     ---------      ---------
Expenses:
  Natural gas                              1,855         1,260         (47%)           5,631          4,428          (27%)
  Operation and maintenance                  150           143          (5%)             566            560           (1%)
  Depreciation and amortization               37            35          (6%)             143            136           (5%)
  Taxes other than income taxes               32            28         (14%)             122            109          (12%)
                                       ---------     ---------                     ---------      ---------
Total                                      2,074         1,466         (41%)           6,462          5,233          (23%)
                                       ---------     ---------                     ---------      ---------

Operating Income                       $      85     $      56          52%        $     222      $     202           10%
                                       =========     =========                     =========      =========

NATURAL GAS DISTRIBUTION OPERATING DATA:
THROUGHPUT DATA IN BCF
Residential                                   55            54            2%             175            183           (4%)
Commercial and Industrial                     65            71           (8%)            237            238            -
Non-rate regulated Commercial
  and Industrial                             169           146           16%             579            511           13%
Elimination                                  (37)          (32)         (16%)           (134)           (96)         (40%)
                                       ---------     ---------                     ---------      ---------
Total Throughput                             252           239            5%             857            836            3%
                                       =========     =========                     =========      =========

WEATHER (AVERAGE FOR SERVICE AREA)
Percentage of normal:
Heating degree days                           88%           88%           -               92%            98%          (6%)


AVERAGE NUMBER OF CUSTOMERS:
Residential                            2,817,670     2,772,088            2%       2,798,210      2,755,200            2%
Commercial and Industrial                246,581       245,886            -          246,068        245,081            -
Non-rate regulated Commercial
  and Industrial                           6,274         5,959            5%           6,245          5,503           13%
                                       ---------     ---------                     ---------      ---------
Total                                  3,070,525     3,023,933            2%       3,050,523      3,005,784            1%
                                       =========     =========                     =========      =========


                                                              PIPELINES AND GATHERING
                                       --------------------------------------------------------------------
                                              Quarter Ended                            Twelve Months Ended
                                               December 31,                               December 31,
                                       -----------------------       % Diff             -------------------       % Diff
                                        2004            2003       Fav/(Unfav)          2004           2003     Fav/(Unfav)
                                       -----------------------     -----------          -------------------     -----------
RESULTS OF OPERATIONS:
Revenues                               $     127     $      87          46%        $     451      $     407           11%
                                       ---------     ---------                     ---------      ---------
Expenses:
  Natural gas                                 13             -           -                46             61           25%
  Third party project costs                    3             2         (50%)              17              6         (183%)
  Operation and maintenance                   39            36          (8%)             147            123          (20%)
  Depreciation and amortization               11             9         (22%)              44             40          (10%)
  Taxes other than income taxes                4             6          33%               17             19           11%
                                       ---------     ---------                     ---------      ---------
     Total                                    70            53         (32%)             271            249           (9%)
                                       ---------     ---------                     ---------      ---------
Operating Income                       $      57     $      34          68%        $     180      $     158           14%
                                       =========     =========                     =========      =========


PIPELINES AND GATHERING OPERATING DATA:
THROUGHPUT DATA IN BCF
  Natural Gas Sales                            3             -           -                11              9           22%
  Transportation                             201           164          23%              859            794            8%
  Gathering                                   88            73          21%              321            292           10%
  Elimination                                 (2)            -           -                (7)            (4)         (75%)
                                       ---------     ---------                     ---------      ---------
Total Throughput                             290           237          22%            1,184          1,091            9%
                                       =========     =========                     =========      =========

    Reference is made to the Notes to the Consolidated Financial Statements contained in the Current Report on Form 8-K of CenterPoint Energy, Inc.
                            dated December 7, 2004.

               CenterPoint Energy, Inc. and Subsidiaries
                   Results of Operations by Segment
                         (Millions of Dollars)
                              (Unaudited)


                                                                   OTHER OPERATIONS
                                       --------------------------------------------------------------------
                                              Quarter Ended                            Twelve Months Ended
                                               December 31,                               December 31,
                                       -----------------------       % Diff        ------------------------       % Diff
                                         2004            2003       Fav/(Unfav)      2004            2003       Fav/(Unfav)
                                       -----------------------     -----------     ------------------------     -----------
RESULTS OF OPERATIONS:
Revenues                               $      (1)    $       2        (150%)       $       8      $      28          (71%)
Expenses                                      14            11         (27%)              40             53           25%
                                       ---------     ---------                     ---------      ---------
Operating Loss                         $     (15)    $      (9)        (67%)       $     (32)     $     (25)         (28%)
                                       =========     =========                     =========      =========


                        Capital Expenditures by Segment
                             (Millions of Dollars)
                                  (Unaudited)

                                            Quarter Ended                              Twelve Months Ended
                                             December 31,                                  December 31,
                                       -----------------------                      --------------------------
                                        2004            2003                            2004           2003
                                       -----------------------                      --------------------------
CAPITAL EXPENDITURES BY SEGMENT
  Electric Transmission & Distribution $      62     $      62                     $     235      $     218
  Natural Gas Distribution                    65            51                           197            199
  Pipelines and Gathering                     35            24                            73             66
  Other Operations                             9             8                            25             14
                                       ---------     ---------                     ---------      ---------
     Total                             $     171     $     145                     $     530      $     497
                                       =========     =========                     =========      =========

                            Interest Expense Detail
                             (Millions of Dollars)
                                  (Unaudited)


                                            Quarter Ended                              Twelve Months Ended
                                             December 31,                                  December 31,
                                       -----------------------                      --------------------------
                                        2004            2003                            2004           2003
                                       -----------------------                      --------------------------
INTEREST EXPENSE DETAIL
  Amortization of Deferred
    Financing Cost                     $      29     $      29                     $      92      $      73
  Capitalization of Interest Cost             (1)           (1)                           (4)            (4)
  Transition Bond Interest Expense             9            10                            37             38
  Other Interest Expense                     157           172                           652            634
                                       ---------     ---------                     ---------      ---------
    Total Interest Expense                   194           210                           777            741
                                       =========     =========                     =========      =========
Amortization of Deferred Financing Cost
  Reclassified to Discontinued
    Operations                                16            14                            19             78
  Other Interest Reclassified to
    Discontinued Operations                   18            11                            53            120
                                       ---------     ---------                     ---------      ---------
    Total Interest Reclassified to
      Discontinued Operations (1)             34            25                            72            198
  Interest Expense Incurred by
    Discontinued Operations                    -            (5)                            -              3
                                       ---------     ---------                     ---------      ---------
    Total Expense in Discontinued
      Operations                              34            20                            72            201
                                       =========     =========                     =========      =========
    Total Interest Expense Incurred    $     228     $     230                     $     849      $     942

(1) In 2003, our $3.85 billion credit facility was comprised of a revolver and a term loan. This facility was amended in October 2003 to a $2.35 billion credit facility, comprised of a revolver and a term loan. According to the terms of the $3.85 billion credit facility, any net cash proceeds received from the sale of Texas Genco were required to be applied to repay borrowings under the credit facility. According to the terms of the $2.35 billion credit facility, until such time as the facility has been reduced to $750 million, 100% of any net cash proceeds received from the sale of Texas Genco are required to be applied to repay borrowings under the credit facility and reduce the amount available under the credit facility.

In accordance with Emerging Issues Task Force Issue No. 87-24 "Allocation of Interest to Discontinued Operations", we have reclassified interest to discontinued operations of Texas Genco based on net proceeds to be received from the sale of Texas Genco of $2.5 billion, and have applied the proceeds to the amount of debt assumed to be paid down in each respective period according to the terms of the respective credit facilities in effect for those periods. In periods where only the term loan was assumed to be repaid, the actual interest paid was reclassified. In periods where a portion of the revolver was assumed to be repaid, the percentage of that portion of the revolver to the total outstanding balance was calculated, and that percentage was applied to the actual interest paid in those periods to compute the amount of interest reclassified. In the fourth quarter of 2004, we reduced borrowings under our credit facility by $1.574 billion.

Total interest expense was $228 million and $230 million for the three months ended December 31, 2004 and 2003, respectively, and $849 million and $942 million for the year ended December 31, 2004 and 2003, respectively. Interest expense of $34 million and $25 million for the three months ended December 31, 2004 and 2003, respectively, and interest expense of $72 million and $198 million for the year ended December 31, 2004 and 2003, respectively, was reclassified to discontinued operations of Texas Genco.



    Reference is made to the Notes to the Consolidated Financial Statements contained in the Current Report on Form 8-K of CenterPoint Energy, Inc.
                            dated December 7, 2004.